SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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                                November 15, 2000
                Date of Report (Date of earliest event reported)


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                                ACTEL CORPORATION
             (Exact name of registrant as specified in its charter)

   California                       0-21970                    77-0097724
 (State or other           (Commission File Number)         (I.R.S. Employer
 jurisdiction of                                          Identification Number)
  incorporation)

      955 East Arques Avenue
       Sunnyvale, California                              94086-4533
 (Address of principal executive offices)                 (Zip Code)

                                 (408) 739-1010
              (Registrant's telephone number, including area code)


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                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Asserts.

         On November 15, 2000, Actel Corporation, a California corporation ("Actel"), completed its acquisition of GateField Corporation, a Delaware corporation ("GateField"). The acquisition occurred pursuant to an Amended and Restated Agreement and Plan of Merger by and among Actel, GateField, Idanta Partners, Ltd., a Texas limited partnership ("Idanta"), and GateField Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Actel ("Merger Sub"), dated May 31, 2000 (the "Merger Agreement"). The execution of the Merger Agreement was reported by Actel in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2000. Under the Merger Agreement, Idanta and Actel were required to vote all of their shares of GateField Common Stock for approval of the acquisition, which in the aggregate represented approximately 34.6% of the shares of GateField Common Stock outstanding. GateField stockholders approved the transaction at a special meeting held on November 10, 2000.

         The acquisition was consummated by means of a merger of Merger Sub with and into GateField, as a result of which GateField became a wholly-owned subsidiary of Actel (the "Merger"). In connection with the Merger, Actel paid cash consideration of $5.25 for each share of GateField Common Stock not already owned by Actel (approximately 4.6 million shares) and assumed all outstanding GateField stock options. The purchase price was negotiated at arm's length by Actel and GateField and at the time represented a significant premium over the trading price of GateField's Common Stock. Actel used available cash to fund the acquisition.

         Prior to its acquisition, GateField designed, developed, and manufactured high-density field programmable gate array devices and related development software and marketed embedded programmable logic solutions based on flash technology.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired.

         The required financial statements will be filed by amendment of this Current Report on Form 8-K not later than 60 days after the date hereof.

         (b)      Pro Forma Financial Information.

         The required pro forma financial information will be filed by amendment of this Current Report on Form 8-K not later than 60 days after the date hereof.

         (c)      Exhibits.

         The following exhibits are filed as part of, or incorporated by reference into, this Current Report on Form 8-K:

                  10.1 Amended And Restated Agreement and Plan of Merger by and among Actel Corporation, GateField Acquisition Corporation, and GateField Corporation dated as of May 31, 2000 (filed as Annex I to GateField Corporation's Definitive Proxy Statement on Schedule 14A (File No. 0-13244) on June 9, 2000, and
                           incorporated herein by this reference).



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      ACTEL CORPORATION




           November 30, 2000                       By: /s/ Henry L. Perret
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                                                          Henry L. Perret
                                                      Vice President of Finance
                                                     and Chief Financial Officer